UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 27, 2013 (December 20, 2013)

TRANS ENERGY, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-23530	93-0997412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Second Street, P.O. Box 393, St. Marys, West Virginia 26170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material definitive Agreement.

On December 20, 2013, our wholly owned subsidiary, American Shale Development, Inc. (“American Shale”) amended the amended and restated credit agreement (hereafter the “A&R Credit Agreement”) by and among American Shale, several other financial institutions parties thereto as lenders, and Chambers Energy Management, LP as the administrative agent. The amendment increased the principal amount of the borrowings under Tranche A of the facility by $7.5 million. There were no other changes to the terms of the Tranche A loans under the A&R Credit Agreement.

On the same date, American Shale entered into an agreement with the holders of warrants representing 19.5% of the stock of American Shale whereby American Shale agreed to purchase the warrants from the holders for $9 million. The proceeds from the increased borrowings under the A&R Credit Agreement were used to partially fund the purchase of the warrants from the holders.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Incorporated by reference to Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

10.1	Amendment to Amended & Restated Credit Agreement

10.2	Purchase and Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS ENERGY, INC.

Date: December 27, 2013	By	/s/ John G. Corp
John G. Corp
President